UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 31, 2013

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) As previously reported, on August 9, 2013, American Greetings Corporation (the “Company”) became a wholly-owned subsidiary of Century Intermediate Holding Company (the “Parent”) following the closing of the merger (the “Merger”) contemplated by the terms of an Agreement and Plan of Merger, dated March 29, 2013, as amended, among the Company, the Parent, and Century Merger Company (the “Merger Agreement”). As contemplated by the Merger Agreement, the Company’s then-seated board members resigned their directorships, and Morry Weiss, Jeffrey Weiss and Zev Weiss were appointed as members of the board of directors.

On October 31, 2013, Parent, as the sole shareholder of the Company, approved by written action an increase in the number of members on the Company’s board of directors from three (3) to five (5) and the election of the following two directors: Elie Weiss and Gary Weiss. Each director will serve until the next annual meeting of shareholders, or until his successor is elected, or until his earlier removal, resignation or death. Elie Weiss and Gary Weiss are the sons of Morry Weiss, Chairman of the Company. They are also the brothers of Jeffrey Weiss and Zev Weiss, each of whom is Co-Chief Executive officer and a director of the Company. Erwin Weiss, a Senior Vice President of the Company, is the uncle of Elie and Gary Weiss.

Elie Weiss is President of the Company’s Real Estate division, and Gary Weiss is a Vice President of the Company. Elie Weiss and Gary Weiss receive no compensation for their service as directors of the Company, but as employees of the Company participate in compensation and benefit programs on the same basis as other employees of the Company. With respect to fiscal 2013, Mr. Gary Weiss was paid a salary of $307,666, earned incentive compensation under the Company’s annual executive incentive plan of $183,703; and participated in other regular and customary employee benefit plans, programs and benefits generally available to the Company’s employees. As a Vice President, Mr. Weiss is a participant in the Supplemental Executive Retirement Plan, is provided a company car and is entitled to receive those benefits described in the Compensation Discussion and Analysis section under the heading “Benefits” and “Perquisites and Other Benefits” included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2013. In addition, in fiscal 2013, Mr. Weiss was granted 2,842 Class A restricted stock units, which had a grant date value as calculated in accordance with ASC Topic 718 “Compensation – Stock Compensation” (“Topic 718”) of $45,522, and Class A performance shares with a grant date value as calculated in accordance with Topic 718 of $120,279. These equity awards were cancelled without further consideration effective as of the closing of the Merger. Mr. Elie Weiss joined the Company in September 2013 and, as a result received no compensation as an employee of the Company with respect to fiscal 2013. As President of the Company’s Real Estate division, Mr. Elie Weiss is paid a base annual salary of $200,000, is eligible to earn incentive compensation under the Company’s annual executive incentive plan and participates in other regular and customary employee benefit plans, programs and benefits generally available to the Company’s employees.

(e) On October 31, 2013, the Board of Directors adopted or otherwise amended the following compensatory plans, contracts, or arrangements as to which the Company’s principal executive officers, principal financial officer or other named executive officers participate:

•	As previously disclosed, effective as of August 12, 2013, the Board promoted Jeffrey Weiss to serve as Co-Chief Executive Officer along with Zev Weiss. In connection with their designations as Co-Chief Executive Officers, on October 31, 2013, the Board of Directors adjusted the compensation of Jeffrey Weiss to equal the compensation of Zev Weiss by increasing his annual base salary by $214,444 to $987,067, and increasing his target bonus percentage for Jeffrey Weiss under the Executive Incentive Plan from 90% to 100%. These compensation changes were made effective as of August 12, 2013.

•

On October 31, 2013, the Company amended its annual executive incentive compensation plan in which the Company’s named executive officers participate (the “Executive Incentive Plan”) to change how awards are calculated under the plan. Previously, incentives were awarded to named executive officers based on two components: (1) corporate performance (weighted at 80%), and (2) individual performance (weighted at 20%). The corporate component was based on performance compared to an earnings per share goal and a total revenue goal; and the individual component was generally based on the officer’s individual performance compared to performance goals and objectives that are designed to ensure the achievement of the business unit and corporate goals, as well as any longer-term strategic initiatives evaluated qualitatively. To further the objective of generating earnings before interest, taxes, depreciation and amortization

(“EBITDA”), the Executive Incentive Plan was amended to provide that incentives may be earned based on performance against a single measure, consolidated EBITDA generated by the Company for the fiscal year ended February 28, 2014. The target bonus award for the named executive officers remains unchanged under the Executive Incentive Plan.

•	On October 31, 2013, the Company adopted a new long term incentive compensation plan (“LTIP”) designed to reward employees, including certain of the named executive officers, for achieving a three-year cumulative performance goal, calculated based on the consolidated EBITDA generated by the Company during the three-year performance period from March 1, 2013 through February 29, 2016. Neither Zev Weiss nor Jeffrey Weiss participate in the LTIP. The threshold, target and maximum bonus opportunity under the LTIP for the other named executive officers, John Beeder, the Company’s President and Chief Operating Officer, and Stephen Smith, the Company’s Senior Vice President and Chief Financial Officer, are as follows:

Name	Threshold	Target	Maximum
John Beeder	$1.5 million	$3.0 million	$6.0 million
Stephen Smith	$.75 million	$1.5 million	$3.0 million

Also on October 31, 2013, the Company adopted an enhanced long term incentive program (the “LTIP Enhancement Program”) designed to further increase the focus of the Company’s executives on achieving the Company’s three-year cumulative performance goal, calculated based on the consolidated EBITDA generated by the Company during the three-year performance period from March 1, 2013 through February 29, 2016. Neither Zev Weiss nor Jeffrey Weiss participate in the LTIP Enhancement Program. The threshold, target and maximum bonus opportunity under the LTIP Enhancement Program for the other named executive officers are as follows:

Name	Threshold	Target	Maximum
John Beeder	$1.5 million	$3.0 million	$6.0 million
Stephen Smith	$.75 million	$1.5 million	$3.0 million

•	The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) in which each of the named executive officers participate. Effective as of December 31, 2013, the Company will freeze the SERP. As a result, benefits that are accrued as of December 31, 2013 for each of the named executive officers will continue to vest under the terms of the SERP, but no additional benefits can be accrued after December 31, 2013. As a result, if a named executive officer separates from the Company prior to vesting, he will forfeit his accrued benefit. All of the named executive officers with the exception of John Beeder are vested in the SERP as of October 31, 2013. To offset the lost value of the continued accrual of a benefit under the SERP, as well as ensure the continued retention of SERP participants, the SERP participants will be entitled to a payment if they remain actively employed by the Company on December 31, 2017. As such, each of Messrs. Zev and Jeffrey Weiss, and Messrs. Beeder and Smith will be entitled to a payment of $571,202, $543,507, $624,221, and $526,953, respectively, if they remain actively employed by the Company on December 31, 2017.

•	Effective as of February 28, 2016, the annual car allowance provided to the Company’s named executive officers will terminate.

•	Effective as of December 31, 2014, the Company will no longer provide its named executive officers with a term life insurance or accidental death and dismemberment benefit.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Greetings Corporation (Registrant)

By:	/s/ Christopher W. Haffke
Christopher W. Haffke
Vice President, General Counsel and Secretary

Date: November 6, 2013